Exhibit 23.1

Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
We have issued our reports dated December 13, 2013 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended September 30, 2013 of Key Technology, Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.
/s/ GRANT THORNTON LLP
Seattle, Washington
February 28, 2014